SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC 20549
                 ------------------------

                        FORM 8-K/A
                     AMENDMENT NO. 2

                     CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                           1934


Date of Report (Date of earliest event reported): April 10, 2001

                 ADVANCE TECHNOLOGIES, INC.
      (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

NEVADA                        0-27175                  95-4755369
(STATE OR JURISDICTION   (Commission File No.)   (I.R.S. EMPLOYER
OF INCORPORATION OR                                IDENTIFICATION NO.)
ORGANIZATION)

                   716 Yarmouth Road # 215
                Palos Verdes Estates, CA 90275
                      Tel: (310) 265-7776
  (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

References in this document to "us," "we," "our," or "the Company" refer to Advance Technologies, Inc.


Item 1. Changes in Control of Registrant.

         Not Applicable

Item 2. Acquisition or Disposition of Assets.

         Not Applicable

Item 3. Bankruptcy or Receivership.

         Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

        Advance Technologies had engaged the independent accounting firm of Crouch, Bierwolf & Chisholm, Certified Public Accountants, whose address is 50 West Broadway, Suite 1130, Salt Lake City, UT 84101 for its Filings Form 10-SB (August 30, 1999) and Form 10-K (period ending September 30, 1999). Mr. Todd D. Chisholm was the Certified Public Accountant at Crouch, Bierwolf & Chisholm that handled the Company's account.

        On June 1, 2000, Mr. Chisholm left the employ of Crouch, Bierwolf & Chisholm to start a new independent accounting firm, Chisholm & Associates, whose address is PO Box 540216, North Salt Lake, UT 84054. On June 1, 2000, Advance Technologies dismissed Crouch, Bierwolf & Chisholm, and Advance Technologies engaged Chisholm & Associates as the principal accountant to audit the Company's financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors.

        During the Company's two most recent fiscal years, there have not been any disagreements with Crouch, Bierwolf & Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor have their report on the financial statement for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Company provided Crouch, Bierwolf & Chisholm with a copy of this Current Report on Form 8-K/A prior to its filing with the Commission and requested that Crouch, Bierwolf & Chisholm furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made in this Current Report on Form 8-K/A and, if not, stating the respects in which it does not agree. The letter of Crouch, Bierwolf & Chisholm is attached as an exhibit to this Current Report on Form 8-K/A.


Item 5. Other Events

         Not Applicable

Item 6. Resignation of Registrant's Directors.

         Not Applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16 Letter of Crouch, Bierwolf & Chisholm regarding change in certifying accountant.

Item 8. Change in Fiscal Year.

         Not Applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S.

         Not Applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ADVANCE TECHNOLOGIES, INC

Date: 04/23/2002           By /s/GARY E. BALL
                              ------------------------------------
                              Gary E. Ball, President and Director